Form 4
Exhibit 99.1 - Joint Filer Information

Name:

Fog City Management, LLC

Address:

2100 Green Street, #102
San Francisco, CA 94123

Designated Filer:

Nancy S. Olson

Issuer & Trading Symbol:

Santarus, Inc. (SNTS)

Date of Event Requiring Statement:

4/6/04

Signature:

By:	/s/ Nancy S. Olson
Its:	Managing Member



Name:

Fog City Fund, LLC

Address:

2100 Green Street, #102
San Francisco, CA 94123

Designated Filer:

Nancy S. Olson

Date of Event Requiring Statement:

4/6/04

Signature:

By:  Fog City Management, LLC, its Managing Member

	By:	/s/ Nancy S. Olson
	Its:	Managing Member